EXHIBIT INDEX


(12) Tax opinion for Reorganization of RiverSource Selective Fund and RiverSource Diversified Bond Fund.

(16) Directors' Power of Attorney to sign this Registration Statement and its amendments, dated Jan. 11, 2006.